©2009 StanCorp Financial Group, Inc. StanCorp Financial Group Mortgage Loan Update April 21, 2009 Exhibit 99.3

0.5%
0.4%
0.3%
0.2%
0.1%
0.0%
'88 '89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08

7%
6%
5%
4%
3%
2%
1%
0%
ACLI (Commercial)
SFG Delinquency Rate
'88 '89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08

©2009 StanCorp Financial Group, Inc.
Commercial Mortgage Loans
History of Excellent Performance
• Historical losses are not a significant
deduction from the spreads achieved
• We expect delinquencies to
rise but do not expect significant losses
Seasoned staff underwriting whole
loans by consistent underwriting
standards through well-established
sources results in:
•
Very low foreclosure losses
•
Low delinquency rates
Losses as a % of Portfolio Balance
Delinquency
Recession Recession Recession
Recession Recession Recession

2.0%
1.5%
1.0%
0.5%
0.0%
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08
3/31/09
ACLI (Commercial)
Banks & Thrifts
CMBS
SFG

©2009 StanCorp Financial Group, Inc.
Commercial Mortgage Loans
StanCorp’s Delinquency Rate Compared to ACLI, Banks & Thrifts & CMBS
Our commercial mortgage loans have outperformed loans
underwritten by banks or those held in structured securities
Recession Recession

StanCorp Financial Group™

As of March 31, 2009,

9 out of 5,400 loans totaling $9.6 million were more than 60 days late. One loan was foreclosed this year.

Delinquencies are not specific to any single vintage.*

2003
2
2004
2
2005
2
2006
1
2007
1
2008
1

Retail is not playing out as a major source of delinquencies.**

Industrial
15%
Retail
22%
Office
63%

Losses spread across multiple states.**

UT
12%
TX
28%
NY
14%
MN
9%
MI
10%
NV
8%
VA
19%

FORECLOSURE DETAILS

Origination year	Property Type	State	Loan Value	Net Loss
2007	Retail	GA	$ 1.2 million	$ (0.2) million

Page 4 ©2009 StanCorp Financial Group, Inc. Commercial Mortgage Loans Delinquency Foreclosure Characteristics (3/31/09) *Chart based on count. **Chart based on % of principal balance.

ACLI - Average New Loan Capitalization Rate
10.0
9.5
9.0
8.5
8.0
7.5
7.0
6.5
6.0
2002
2003
2004
2005
2006
2007
2008
ACLI Average
SFG

©2009 StanCorp Financial Group, Inc.
Commercial Mortgage Loans
Average Capitalization Rates
Our commercial mortgage loans have low loan-to-value
ratios that are conservatively calculated.
The weighted average LTV of 58% is using a
weighted average capitalization rate of 8.38%.